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                                                                  Exhibit (4)(i)

                       ESTATE ENHANCEMENT BENEFIT RIDER


The Estate Enhancement Benefit Rider is made a part of the Contract to which it is attached (this Contract).

As used in this form: (1) the Estate Enhancement Benefit Rider will be referred to as "this Rider"; and (2) the Estate Enhancement Benefit provided by this Rider will be referred to as the Death Benefit.

The Death Benefit provided by this Rider is only in effect: (1) for Non-Qualified Contracts and Contracts sold as Individual Retirement Annuities (IRA and Roth IRA) under Code Section 408(b) or 408A of the Internal Revenue Code of 1986, as amended; and (2) for Contracts where the Owner, Joint Owner (if applicable) and Annuitant are all under the age of 76 on the Contract Date.

Section 2.13 (DEATH OF ANNUITANT) of this Contract shall be omitted in its entirety.

Section 2.14 (WAIVER OF CONTINGENT DEFERRED SALES CHARGES) of this Contract shall become Section 2.13 (WAIVER OF CONTINGENT DEFERRED SALES CHARGES).

The following definition shall replace Section 1.13 (DEATH BENEFIT) of this Contract in its entirety:

     DEATH BENEFIT - The amount payable upon death of the Owner, Joint Owner (if applicable), or Annuitant.

The following language shall replace Section 2.01 (WHERE PAYABLE) of this Contract in its entirety:

     All Purchase Payments must be made to LNL or to its designated agent(s).

The following language shall replace part "3" of the fourth paragraph of Section
2.04 (VALUATION OF ACCUMULATION UNITS) of this Contract:

     3. is a daily factor representing the mortality and expense risk and administrative charge deducted from the Sub-account adjusted for the number of days in the Valuation Period. On an annual basis the charge will not exceed [1.60%] if the Enhancement Rate described in Section
         2.12 below is greater than 0.0% or [1.40%] if the Enhancement Rate is equal to 0.0%.

The following language shall replace the first sentence in the first paragraph of Section 2.08 (TRANSFERS) of this Contract:

     Prior to the earlier of: (1) the Maturity Date; or (2) surrender of this Contract; or (3) termination of this Contract upon payment of any Death Benefit; or (4) the Annuity Commencement Date; the Owner may direct a transfer of assets from one Sub-account to another Sub-account or to the Fixed Account of this Contract.

The following language shall replace the second paragraph of Section 2.11 (CONTINGENT DEFERRED SALES CHARGE) of this Contract:

     A CDSC will be waived under certain circumstances (see section 2.13 for details).

The following language shall replace Section 2.12 (DEATH BENEFITS) of this Contract in its entirety:

     2.12 DEATH BENEFIT

     DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

     Entitlement

     If there is a single Owner, upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 4. If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue this Contract as the new Owner. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) named by the spouse as the new Owner in accordance with the terms of Article 4. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate.

     If there are Joint Owners, upon the death of the first Joint Owner LNL will pay a Death Benefit to the surviving Joint Owner. If the surviving Joint Owner is the spouse of the deceased Joint Owner, the spouse may elect to continue this Contract as sole
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     Owner. Upon the death of the Joint Owner who continues this Contract, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 4.

     If the Annuitant is also the Owner or a Joint Owner, the Death Benefit paid on the death of the Annuitant will be subject to the Contract provisions regarding death of Owner or a Joint Owner. If the surviving spouse of the deceased Annuitant assumes this Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no Contingent Annuitant, the surviving spouse will become the Annuitant.

     If an Annuitant who is not the Owner or a Joint Owner dies, the Contingent Annuitant, if one is named, becomes the Annuitant and no Death Benefit is payable upon the death of the Annuitant. If no Contingent Annuitant is named, the Owner (or younger of Joint Owners) becomes the Annuitant. In lieu of continuing this Contract, a Death Benefit may be paid to the Owner (and Joint Owner in equal shares if applicable) if the Annuitant named on this Contract has not been changed, except upon death of a prior Annuitant, and written notification of the election to receive the Death Benefit is received by LNL within 75 days of the death of the Annuitant.

     If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

     The Death Benefit will be paid upon approval by LNL after LNL is in receipt of: (1) due proof, satisfactory to LNL, of the death; (2) written authorization for payment; and (3) all required claim forms, fully completed.

     Due proof of death may be: (1) a certified copy of the death certificate;
     (2) a certified copy of a decree of a court of competent jurisdiction as to the findings of death; or (3) any other proof of death acceptable to LNL.

     Determination of Amount

     The Death Benefit is equal to the greatest of the following four amounts:

     1) The Contract Value on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment.

     2) The sum of all Purchase Payments, minus all withdrawals, partial annuitizations and premium tax (if any) made, effected of incurred.

     3) The highest Contract Value on the Contract Date or on any Contract Date anniversary (determined before the allocation of any Purchase Payments on that Contract Date anniversary) prior to the 81st birthday of the deceased individual (Owner, Joint Owner, or Annuitant) and prior to the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value is obtained. It is decreased by partial withdrawals, partial annuitizations and premium tax (if any) made, effected or incurred on or after that Contract Date anniversary on which the highest Contract Value is obtained.

     4) The Contract Value on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment plus an amount equal to the result of the Enhancement Rate multiplied times the lesser of: (a) the Contract Earnings; or (b) the Covered Earnings Limit. The Enhancement Rate, Contract Earnings and Covered Earnings Limit are described below:


                                 Age of oldest Owner, Joint Owner or Annuitant on date when this Rider became effective
                                 ----------------------------------------

                                       Ages [0-69]  Ages [70-75]  Ages [76+]
          Enhancement Rate equals:      [40.0%]       [25.0%]      [0.0%]
          -----------------------
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     Contract Earnings equals:
     -----------------
     1) the Contract Value as of the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office; minus
     2) each Purchase Payment that is made to this Contract on or after the Contract Date and prior to the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office; plus
     3)   the amount by which each withdrawal made:
          a)   on or after the effective date of this Contract; and
          b) prior to the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office;
          exceeded the Contract Earnings immediately prior to the withdrawal.

     Covered Earnings Limit equals [200%] of:
     -----------------------
     1)   the initial Purchase Payment; plus
     2) each Purchase Payment that is made to this Contract on or after the Contract Date and prior to both the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office and the Contract Date anniversary immediately preceding the 76/th/ birthday of the oldest of the Owner, Joint Owner (if applicable) or Annuitant; minus
     3)   the amount by which each withdrawal made:
          a)   on or after the effective date of this Contract; and
          b) prior to the date of death of the individual (Owner, Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office; exceeded the Contract Earnings immediately prior to the withdrawal.

  If the recipient of the Death Benefit is the surviving spouse of the deceased individual, the surviving spouse may elect to receive the Death Benefit by continuing this Contract as the sole Owner and having paid into this Contract the excess, if any, of the Death Benefit over the Contract Value on the date the Death Benefit is approved by the LNL Home Office for payment. If the surviving spouse elects to continue this Contract as the sole Owner, this Rider will continue in effect for this Contract and provide a subsequent Death Benefit, but with the following three changes:

  1) The Enhancement Rate used to calculate a subsequent Death Benefit will be
         ----------------
     determined by the age of the older of the surviving spouse or the Annuitant on the date the original Death Benefit was approved for payment.

  2) The Contract Earnings for a subsequent Death Benefit will equal:
         -----------------
     a) the Contract Value as of the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; minus
     b)   the original Death Benefit; minus
     c) each Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; plus
     d)   the amount by which each withdrawal made:
          1) on or after the date the original Death Benefit was approved for payment; and
          2) prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;
          exceeded  the Contract Earnings immediately prior to the withdrawal.

  3) The Covered Earnings Limit will equal [200%] of:
         ----------------------
     a)   the original Death Benefit; plus
     b) each Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to both the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office and the Contract Date anniversary immediately preceding the 76th birthday of the older of the surviving spouse or the Annuitant; minus
     c)   the amount by which each withdrawal made:
          1) on or after the date the original Death Benefit was approved for payment; and
          2) prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;
          exceeded the Contract Earnings immediately prior to the withdrawal.

  The Death Benefit will not be paid upon the death of any Owner, Joint Owner or Annuitant who has been changed after the effective date of this Contract, unless such change is a result of the death of the Annuitant or a result of the surviving spouse continuing this Contract as the sole Owner. This Rider will terminate upon the occurrence of any of the following: (1) payment of
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  the original Death Benefit, unless this Contract is continued by the surviving spouse as the sole Owner in which case this Rider will terminate upon payment of the subsequent Death Benefit; or (2) annuitization of this Contract; or (3) termination of this Contract.

  Payment of Amount

  The Death Benefit payable upon the death of the Owner, or after the death of the first Joint Owner, or upon the death of the spouse who continues this Contract, will be distributed to the designated Beneficiary(s) as follows:

  1) the Death Benefit must be completely distributed within five years of the Owner's (or Joint Owner's) date of death; or

  2) the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

       The Death Benefit payable upon the death of the Annuitant, if elected by the Owner or Joint Owner within 75 days of the death of the Annuitant, will be distributed to the Owner or Joint Owner in either the form of a lump sum or an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after the LNL Home Office approves the death claim (see the Entitlement provision).

       If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

       Notwithstanding any provision of this Contract to the contrary, no payment of proceeds provided under this Contract will be allowed that does not satisfy the requirements of Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

       All Death Benefit payments will be subject to the laws and regulations governing death benefits.

       DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

       The Death Benefit described in Section 2.12 is no longer applicable and will terminate upon the commencement of Annuity Payments.

       If the Owner or Joint Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. The rights of ownership granted by this Contract will pass to the Joint Owner, if any; otherwise to the Beneficiary.

       If there is no named Beneficiary at the time of the Owner's or last surviving Joint Owner's death, the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant (if applicable). If no named Joint Owner, Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining benefits payable will continue to the Owner's estate.

       On receipt of due proof of death (see the Entitlement provision) of the Annuitant or both Joint Annuitants, any remaining benefits payable under the Annuity Payment Option will be paid to the Owner, if living at the time of the death of the Annuitant(s); otherwise to the Joint Owner (if applicable), if living at the time of the death of the Annuitant(s); otherwise to the Beneficiary. If there is no Beneficiary, any remaining benefits payable will continue to the Annuitant's estate.

The following language shall replace part (5) in the first paragraph of Section
2.13 (WAIVER OF CONTINGENT DEFERRED SALES CHARGES) of this Contract:

     (5) a surrender of this Contract as a result of the payment of a Death Benefit upon the death of the Owner or a Joint Owner or the Annuitant;

The following language shall replace the third paragraph of Section 2.13 (WAIVER OF CONTINGENT DEFERRED SALES CHARGES) of this Contract:

     If a non-natural person is the Owner of the Contract, the Annuitant will be considered the Owner of this Contract for purposes of this Section 2.13.

The following language shall be added after the first sentence of the first paragraph of the By Owner provision in Section 3.02 (CHOICE OF ANNUITY PAYMENT OPTION) of this Contract:
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     In addition, the Owner may select an Annuity Payment Option as a method of paying the Death Benefit to a Beneficiary.

The following language shall replace the third paragraph of Section 4.01 (DESIGNATION) of this Contract:

     If the surviving Joint Owner is the spouse of the deceased Joint Owner and continues this Contract as the sole Owner, then the designated Beneficiary(s) move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

The following language shall be added after the third paragraph of Section 4.01 (DESIGNATION) of this Contract:

     If the Annuitant dies and a Death Benefit is paid, the Owner (and Joint Owner if applicable) will be treated as primary Beneficiary(s). Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

The following language shall replace the first sentence of the second paragraph of Section 5.02 (OWNERSHIP) of this Contract:

     The Owner may name a Joint Owner.

The following language shall replace the first paragraph of Section 5.11 (MAXIMUM ISSUE AGE) of this Contract:

     The Owner, Joint Owner, and Annuitant must be under the age of 90 when this Contract is issued.



                  The Lincoln National Life Insurance Company



                        Nancy J. Alford, Vice President